UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2026

Udemy, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40956	27-1779864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Harrison Street, 3rd Floor
San Francisco, California	94107
(Address of Principal Executive Offices)	(Zip Code)

(415) 813-1710
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	UDMY	NASDAQ (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on May 11, 2026 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated December 17, 2025 (the “Merger Agreement”), by and among Udemy, Inc., a Delaware corporation (“Udemy”), Coursera, Inc., a Delaware public benefit corporation (“Coursera”), and Chess Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Coursera (“Merger Sub”).

On the Closing Date, pursuant to the Merger Agreement, Merger Sub merged with and into Udemy (the “Merger”), with Udemy surviving the Merger as a direct wholly owned subsidiary of Coursera (the “Surviving Corporation”).

The information set forth in this Introductory Note is incorporated by reference into each item of this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the consummation of the Merger (the “Closing”), Udemy terminated its credit agreement, dated May 30, 2025 (the “Credit Agreement”), by and among Udemy, as the borrower, certain subsidiaries of Udemy from time to time party thereto as guarantors, the lenders named therein, the other financial institutions party thereto, and Citibank, N.A., as administrative agent and collateral agent, and all other agreements related thereto.

The Credit Agreement provided for a $200 million secured revolving loan facility. No loans were outstanding under the Credit Agreement as of the Closing Date. In connection with the Credit Agreement’s termination, all obligations under the Credit Agreement were satisfied and paid in full and all liens securing such obligations under the Credit Agreement were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Merger was completed on the Closing Date. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.00001 per share, of Udemy (“Udemy Common Stock”) issued and outstanding immediately prior to the Effective Time, except for certain shares owned by Coursera, Udemy or Merger Sub, was converted into the right to receive 0.800 shares of common stock (the “Exchange Ratio”), par value $0.00001 per share, of Coursera (“Coursera Common Stock”), together with cash in lieu of fractional shares of Coursera Common Stock determined in accordance with the terms of the Merger Agreement.

At the Effective Time, each option to purchase shares of Udemy Common Stock (a “Udemy Stock Option”) and each stock appreciation right in respect of shares of Udemy Common Stock (a “Udemy SAR”) that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, was converted into the right to receive (without interest), less applicable tax withholdings, a number of shares of Coursera Common Stock equal to the product of (1) the Net Option Share Amount (as defined below), multiplied by (2) the Exchange Ratio. The “Net Option Share Amount” means, with respect to each Udemy Stock Option or Udemy SAR, as applicable, the quotient of (i) the product of (x) the excess, if any, of the Merger Consideration Value (as defined below) over the applicable per share exercise price as of immediately prior to the Effective Time, multiplied by (y) the number of shares of Udemy Common Stock subject to such Udemy Stock Option or Udemy SAR, as applicable, as of immediately prior to the Effective Time, divided by (ii) the Merger Consideration Value. The “Merger Consideration Value” means the product of (A) $4.78, which is the average closing price of Coursera Common Stock for the five full trading days preceding the Closing Date, multiplied by (B) the Exchange Ratio. Udemy Stock Options and Udemy SARs with a per-share exercise price equal to or greater than the Merger Consideration Value were cancelled for no consideration.

At the Effective Time, each restricted stock unit award covering shares of Udemy Common Stock that was outstanding immediately prior to the Effective Time and was not subject to performance-based vesting conditions (a “Udemy RSU Award”) and was not granted in respect of services to a non-employee director of Udemy was assumed by Coursera and converted into a restricted stock unit award covering Coursera Common Stock (a “Coursera RSU Award”) having the same terms and conditions as applied to the corresponding Udemy RSU Award as of immediately prior to the Effective Time, except that each such Coursera RSU Award covers a number of shares of Coursera Common Stock (rounded to the nearest whole number of shares) equal to the product of (1) the number of shares of Udemy Common Stock that were subject to the Udemy RSU Award as of immediately prior to the Effective Time, multiplied by (2) the Exchange Ratio.

At the Effective Time, each Udemy RSU Award that was granted in respect of the holder’s services as a non-employee director of Udemy (a “Director Award”) and was outstanding immediately prior to the Effective Time became fully vested and converted into the right to receive the number of shares of Coursera Common Stock (rounded to the nearest whole number of shares) equal to the product of (1) the number of shares of Udemy Common Stock that were subject to the Director Award as of immediately prior to the Effective Time, multiplied by (2) the Exchange Ratio.

At the Effective Time, each restricted stock unit award covering shares of Udemy Common Stock that was outstanding immediately prior to the Effective Time and was subject to performance-based vesting conditions (a “Udemy PSU Award”) was assumed by Coursera and converted into a Coursera RSU Award having the same terms and conditions as applied to the corresponding Udemy PSU Award as of immediately prior to the Effective Time, except that each such Coursera RSU Award covers that number of shares of Coursera Common Stock (rounded to the nearest whole number of shares) equal to the product of (1) the number of shares of Udemy Common Stock that were subject to the Udemy PSU Award as of immediately prior to the Effective Time, assuming performance at the greater of target and the actual level of performance as of immediately prior to the Effective Time, multiplied by (2) the Exchange Ratio.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Surviving Corporation notified the Nasdaq Stock Market LLC (“Nasdaq”) of the Closing and requested that Nasdaq suspend trading of Udemy Common Stock. As a result, trading of Udemy Common Stock on Nasdaq was suspended prior to the opening of trading on the Closing Date. On the Closing Date, the Surviving Corporation also requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of Udemy Common Stock from Nasdaq and the deregistration of Udemy Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of Udemy Common Stock from Nasdaq will be effective 10 days after the filing of the Form 25.

Following the effectiveness of the Form 25, the Surviving Corporation intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of Udemy Common Stock under Section 12(g) of the Exchange Act and suspend reporting obligations under Section 13 and Section 15(d) of the Exchange Act with respect to Udemy Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 5.03 is incorporated into this Item 3.03 by reference.

As a result of the Closing, at the Effective Time, the holders of shares of Udemy Common Stock ceased to have any rights as stockholders of Udemy, other than the right to receive Coursera Common Stock (and cash in lieu of fractional shares) as set forth in item 2.01.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 5.02 and Item 5.03 is incorporated into this Item 5.01 by reference.

As a result of the Closing, at the Effective Time, a change in control of Udemy occurred and Merger Sub has been merged with and into Udemy, with Udemy continuing as the Surviving Corporation and as a direct wholly owned subsidiary of Coursera.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, each member of Udemy’s board of directors (the “Udemy Board”) as of immediately prior to the Effective Time, ceased to be a member of the Udemy Board and ceased to be a member of any committee of the Udemy Board on which such directors served, effective as of the Effective Time. These departures were not a result of any disagreement between Udemy and any of the directors on any matter relating to Udemy’s operations, policies or practices.

At the Effective Time, Gregory M. Hart, Michael Foley, Alan B. Cardenas and Marcelo C. Modica became members of the board of directors of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of Udemy, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the certificate of incorporation filed herewith as Exhibit 3.1. Such exhibit is incorporated by reference.

At the Effective Time, the bylaws of Udemy, as in effect immediately prior to the Effective Time, were amended and restated to be in the form of the bylaws filed herewith as Exhibit 3.2. Such exhibit is incorporated by reference.

Item 8.01	Other Events.

In accordance with the Merger Agreement, in connection with the Closing, the board of directors of Coursera (the “Coursera Board”) consisted of nine (9) directors, (i) six (6) of whom were designated by Coursera from among the directors of Coursera as of the date of the Merger Agreement, including the Chair of the Coursera Board and the Chief Executive Officer of Coursera, and (ii) three (3) of whom were designated by Udemy from among the directors of Udemy as of the date of the Merger Agreement (the “Udemy Director Designees”). The Udemy Director Designees are Sohaib Abbasi, Marylou Maco and Lydia Paterson.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 17, 2025, by and among Udemy, Inc., Coursera, Inc., and Chess Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Udemy’s Current Report on Form 8-K filed on December 18, 2025).†

3.1	Amended and Restated Certificate of Incorporation of Udemy, Inc.

3.2	Amended and Restated Bylaws of Udemy, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDEMY, INC.

Date: May 11, 2026	By:	/s/ Alan B. Cardenas
Name: Alan B. Cardenas
Title: Senior Vice President, General Counsel and Secretary